Exhibit 99.2

CSX Corp. Announces Third Quarter 2024 Results

JACKSONVILLE, Fla. – October 16, 2024 – CSX Corp. (NASDAQ: CSX) today announced third quarter 2024 operating income of $1.35 billion compared to $1.27 billion in the prior year period. Net earnings were $894 million, or $0.46 per diluted share, compared to $828 million, or $0.41 per diluted share, in the same period last year. Total volume of 1.59 million units for the quarter was 3% higher compared to third quarter 2023.

“CSX's commitment to excellent service allowed us to deliver meaningful growth in volume, operating income, and operating margin in the third quarter” said Joe Hinrichs, president and chief executive officer. “Over the last several weeks CSX, along with many of the communities in which we operate, was presented with significant challenges brought about by the recent hurricanes. Thanks to the dedication of our employees, our network has remained flexible and resilient, and we remain ready to meet our customers’ needs as they increasingly favor the efficiency and reliability being delivered by the ONE CSX team.”

Third Quarter Financial Highlights1
•Revenue totaled $3.62 billion for the quarter, an increase of 1% year-over-year, as growth in merchandise and intermodal volume, as well as merchandise pricing gains, were partially offset by a decline in coal revenue (including the effects of lower global benchmark prices), lower fuel surcharge, and a reduction in other revenue.
•Operating income of $1.35 billion increased 7% compared to the same period in 2023. CSX’s operating margin was 37.4% for the quarter, increasing 180 basis points year-over-year.
•Diluted EPS of $0.46 increased 12% compared to the prior year quarter.

CSX executives will conduct a conference call with the investment community this afternoon, October 16, at 4:30 p.m. Eastern Time. Investors, media and the public may listen to the conference call by dialing 1-888-510-2008. For callers outside the U.S., dial 1-646-960-0306. Participants should dial in 10 minutes prior to the call and enter in 3368220 as the passcode.

In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com. Following the earnings call, a webcast replay of the presentation will be archived on the company website.

This earnings announcement, as well as additional detailed financial information, is contained in the CSX Quarterly Financial Report available through the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission.

1Year-over-year comparisons for operating income and earnings per share utilize revised financial results for past periods, as described in the notes of our quarterly financial report.

Table of Contents	The accompanying unaudited	CSX CORPORATION	CONTACTS:
	financial information should be	500 Water Street, C900	INVESTOR RELATIONS
Consolidated Financial Statements...….p. 3	read in conjunction with the	Jacksonville, FL 32202	Matthew Korn, CFA
Operating Statistics...............................p. 12	Company’s most recent	www.csx.com	(904) 366-4515
Non-GAAP Measures...........................p. 14	Annual Report on Form 10-K,		MEDIA
	Quarterly Reports on Form 10-Q, and		Bryan Tucker
	any Current Reports on Form 8-K.		(855) 955-6397

About CSX and its Disclosures
CSX, based in Jacksonville, Florida, is a premier transportation company. It provides rail, intermodal and rail-to-truck transload services and solutions to customers across a broad array of markets, including energy, industrial, construction, agricultural, and consumer products. For nearly 200 years, CSX has played a critical role in the nation's economic expansion and industrial development. Its network connects every major metropolitan area in the eastern United States, where nearly two-thirds of the nation's population resides. It also links more than 240 short-line railroads and more than 70 ocean, river and lake ports with major population centers and farming towns alike.

This announcement, as well as additional financial information, is available on the company's website at http://investors.csx.com. CSX also uses social media channels to communicate information about the company. Although social media channels are not intended to be the primary method of disclosure for material information, it is possible that certain information CSX posts on social media could be deemed to be material. Therefore, we encourage investors, the media, and others interested in the company to review the information we post on X, formerly known as Twitter, (http://twitter.com/CSX) and on Facebook (http://www.facebook.com/OfficialCSX). The social media channels used by CSX may be updated from time to time. More information about CSX Corporation and its subsidiaries is available at www.csx.com.

Non-GAAP Disclosure
CSX reports its financial results in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). CSX also uses certain non-GAAP measures that fall within the meaning of Securities and Exchange Commission Regulation G and Regulation S-K Item 10(e), which may provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP measures do not have standardized definitions and are not defined by U.S. GAAP. Therefore, CSX’s non-GAAP measures are unlikely to be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures should not be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Forward-looking Statements
This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, margins, volumes, rates, cost-savings, expenses, taxes, liquidity, capital expenditures, dividends, share repurchases or other financial items, statements of management's plans, strategies and objectives for future operations, and management's expectations as to future performance and operations and the time by which objectives will be achieved, statements concerning proposed new services, and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “will,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company updates any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others: (i) the company's success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company's SEC reports, accessible on the SEC's website at www.sec.gov and the company's website at www.csx.com.

CSX Corporation

CONSOLIDATED INCOME STATEMENTS (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Quarters Ended				Nine Months Ended
	Sep. 30, 2024	Sep. 30, 2023 (a)	$ Change	% Change	Sep. 30, 2024 (a)	Sep. 30, 2023 (a)	$ Change	% Change

Revenue	$3,619	$3,572	$47	1%	$11,001	$10,977	$24	—%
Expense
Labor and Fringe	806	761	(45)	(6)	2,377	2,238	(139)	(6)
Purchased Services and Other	675	700	25	4	2,095	2,088	(7)	—
Depreciation and Amortization	416	403	(13)	(3)	1,236	1,202	(34)	(3)
Fuel	276	349	73	21	902	1,025	123	12
Equipment and Other Rents	91	94	3	3	260	266	6	2
Losses (Gains) on Property Dispositions	1	(6)	(7)	(117)	(8)	(26)	(18)	(69)
Total Expense	2,265	2,301	36	2	6,862	6,793	(69)	(1)

Operating Income	1,354	1,271	83	7	4,139	4,184	(45)	(1)

Interest Expense	(206)	(203)	(3)	(1)	(625)	(605)	(20)	(3)
Other Income - Net	36	34	2	6	105	106	(1)	(1)
Earnings Before Income Taxes	1,184	1,102	82	7	3,619	3,685	(66)	(2)

Income Tax Expense	(290)	(274)	(16)	(6)	(882)	(899)	17	2
Net Earnings	$894	$828	$66	8%	$2,737	$2,786	$(49)	(2)%

Operating Margin	37.4%	35.6%			37.6%	38.1%

Per Common Share
Net Earnings Per Share, Assuming Dilution	$0.46	$0.41	$0.05	12%	$1.40	$1.37	$0.03	2%

Average Shares Outstanding, Assuming Dilution (Millions)	1,940	1,999			1,950	2,027

CSX Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in Millions)

	Sep. 30, 2024	Dec. 31, 2023 (a)
ASSETS

Cash and Cash Equivalents	$1,644	$1,353
Short-Term Investments	12	83
Other Current Assets	1,921	1,923
Properties - Net	35,170	34,721
Investment in Affiliates and Other Companies	2,485	2,397
Other Long-Term Assets	1,837	1,735
Total Assets	$43,069	$42,212

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Maturities of Long-Term Debt	$6	$558
Other Current Liabilities	2,563	2,665
Long-Term Debt	18,535	17,975
Deferred Income Taxes - Net	7,721	7,699
Other Long-Term Liabilities	1,308	1,330
Total Liabilities	30,133	30,227

Total Shareholders' Equity	12,936	11,985
Total Liabilities and Shareholders' Equity	$43,069	$42,212

CSX Corporation
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS (Unaudited)
(Dollars in Millions)

	Nine Months Ended
	Sep. 30, 2024 (a)	Sep. 30, 2023 (a)
OPERATING ACTIVITIES
Net Earnings	$2,737	$2,786
Adjustments to Reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,236	1,202
Deferred Income Tax Expense	19	97
Gains on Property Dispositions	(8)	(26)
Other Operating Activities - Net (b)	(125)	(34)
Net Cash Provided by Operating Activities	3,859	4,025

INVESTING ACTIVITIES
Property Additions	(1,691)	(1,571)
Purchases of Short-Term Investments	—	(103)
Proceeds from Sales of Short-Term Investments	81	153
Proceeds and Advances from Property Dispositions	50	65
Business Acquisitions, Net of Cash Acquired	(68)	(31)
Other Investing Activities	(94)	(19)
Net Cash Used in Investing Activities	(1,722)	(1,506)

FINANCING ACTIVITIES
Shares Repurchased (c)	(1,212)	(2,901)
Dividends Paid	(700)	(666)
Long-term Debt Repaid	(556)	(150)
Long-term Debt Issued	550	600
Other Financing Activities	72	25
Net Cash Used in Financing Activities	(1,846)	(3,092)

Net Increase (Decrease) in Cash and Cash Equivalents	291	(573)

CASH AND CASH EQUIVALENTS
Cash and Cash Equivalents at Beginning of Period	1,353	1,933
Cash and Cash Equivalents at End of Period	$1,644	$1,360

CSX Corporation
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

a)Revision of Prior Period Financial Statements: During second quarter 2024, CSX completed a review of the accounting treatment for engineering scrap and certain engineering support labor and identified misstatements between the balance sheet and operating expense that were determined to be immaterial to previously issued financial statements. However, the Company determined that the effect of recording all corrections during the second quarter of 2024 would be material to the annual 2024 consolidated financial statements. As a result, 2024 and 2023 previously reported quarters reported herein have been revised to correct these and other previously identified immaterial errors as shown in the tables below.

2024 and 2023 Impact of Adjustments
(Dollars in Millions, Except Per Share Amounts)

	Quarter Ended	Quarters Ended				Year Ended
	Mar. 31, 2024	Mar. 31, 2023	Jun. 30, 2023	Sept. 30, 2023	Dec. 31, 2023	Dec. 31, 2023
Quarterly and Annual Impact
Operating Income	$(17)	$(17)	$(16)	$(24)	$(5)	$(62)
Net Earnings Per Share, Assuming Dilution	$(0.01)	$(0.01)	$—	$(0.01)	$—	$(0.03)

	Quarter Ended March 31, 2024
	As Previously Reported	Adjustment		As Revised
Consolidated Income Statement
Labor and Fringe	$798	$7		$805
Purchased Services and Other	711	10		721
Total Expense	2,327	17		2,344

Operating Income	1,354	(17)		1,337

Earnings Before Income Taxes	1,185	(17)		1,168
Income Tax Expense	(292)	4		(288)
Net Earnings	$893	$(13)		$880

Operating Margin	36.8%	(50)	bps	36.3%
Net Earnings Per Share, Assuming Dilution	$0.46	(0.01)		$0.45

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited), continued

	Quarter Ended September 30, 2023				Nine Months Ended September 30, 2023
	As Previously Reported	Adjustment		As Revised	As Previously Reported	Adjustment		As Revised
Consolidated Income Statement
Labor and Fringe	$752	$9		$761	$2,216	$22		$2,238
Purchased Services and Other	689	11		700	2,061	27		2,088
Depreciation and Amortization	399	4		403	1,194	8		1,202
Total Expense	2,277	24		2,301	6,736	57		6,793

Operating Income	1,295	(24)		1,271	4,241	(57)		4,184

Earnings Before Income Taxes	1,126	(24)		1,102	3,742	(57)		3,685
Income Tax Expense	(280)	6		(274)	(913)	14		(899)
Net Earnings	$846	$(18)		$828	$2,829	$(43)		$2,786

Operating Margin	36.2%	(60)	bps	35.6%	38.6%	(50)	bps	38.1%
Net Earnings Per Share, Assuming Dilution	$0.42	$(0.01)		$0.41	$1.40	$(0.03)		$1.37

	December 31, 2023
Condensed Consolidated Balance Sheet	As Previously Reported	Adjustment	As Revised
Assets
Other Current Assets	$1,948	$(25)	$1,923
Properties - Net	34,935	(214)	34,721
Other Long-Term Assets	1,692	43	1,735
Total Assets	$42,408	$(196)	$42,212

Liabilities and Shareholders' Equity
Other Current Liabilities	$2,666	$(1)	$2,665
Deferred Income Taxes - Net	7,746	(47)	7,699
Total Liabilities	30,275	(48)	30,227

Total Shareholders' Equity	12,133	(148)	11,985
Total Liabilities and Shareholders' Equity	$42,408	$(196)	$42,212

CSX Corporation

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited), continued

	Nine Months Ended September 30, 2023
Consolidated Cash Flow Statements	As Previously Reported	Adjustment	As Revised
Operating Activities
Net Earnings	$2,829	$(43)	$2,786
Depreciation and Amortization	1,194	8	1,202
Deferred Income Taxes	111	(14)	97
Other Operating Activities	(59)	25	(34)
Net Cash Provided by Operating Activities	4,049	(24)	4,025
Investing Activities
Property Additions	(1,590)	19	(1,571)
Proceeds and Advances from Property Dispositions	35	30	65
Net Cash Used in Investing Activities	(1,555)	49	(1,506)

Net Decrease in Cash and Cash Equivalents	(598)	25	(573)

Cash and Cash Equivalents
Cash and Cash Equivalents at Beginning of Period (a)	$1,958	$(25)	$1,933
(a) Cash and cash equivalents balance at the beginning of 2023 was revised to reflect a $25 million payment that occurred in December 2022.

b)Other Operating Activities - Net: During the nine months ended September 30, 2024, the Company made $387 million of federal and state tax payments related to the 2023 tax year, which were previously postponed under tax relief announcements for those impacted by Hurricane Idalia. Additionally, during the nine months ended September 30, 2023, the Company paid $238 million of retroactive wages and bonuses, and associated taxes, related to finalized labor agreements.
c)Shares Repurchased: During third quarters and nine months ended 2024 and 2023, the Company engaged in the following repurchase activities:

	Quarters Ended		Nine Months Ended
	Sep. 30, 2024	Sep. 30, 2023	Sep. 30, 2024	Sep. 30, 2023
Shares Repurchased (Millions)	12	31	35	94
Cost of Shares (Dollars in Millions)	$402	$971	$1,212	$2,901
Average Cost per Share Repurchased	$33.66	$31.28	$34.60	$30.99

CSX Corporation

VOLUME AND REVENUE (Unaudited)
Volume (Thousands of Units); Revenue (Dollars in Millions); Revenue Per Unit (Dollars)

Quarters Ended September 30, 2024 and September 30, 2023

	Volume			Revenue			Revenue Per Unit
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Chemicals	176	161	9%	$727	$646	13%	$4,131	$4,012	3%
Agricultural and Food Products	118	108	9	416	376	11	3,525	3,481	1
Automotive	98	101	(3)	301	308	(2)	3,071	3,050	1
Minerals	96	95	1	202	190	6	2,104	2,000	5
Forest Products	73	67	9	259	243	7	3,548	3,627	(2)
Metals and Equipment	64	70	(9)	208	225	(8)	3,250	3,214	1
Fertilizers	45	47	(4)	118	124	(5)	2,622	2,638	(1)
Total Merchandise	670	649	3	2,231	2,112	6	3,330	3,254	2
Intermodal	730	708	3	509	517	(2)	697	730	(5)
Coal	190	193	(2)	553	594	(7)	2,911	3,078	(5)
Trucking	—	—	—	214	218	(2)	—	—	—
Other	—	—	—	112	131	(15)	—	—	—
Total	1,590	1,550	3%	$3,619	$3,572	1%	$2,276	$2,305	(1)%

Nine Months Ended September 30, 2024 and September 30, 2023

	Volume			Revenue			Revenue Per Unit
	2024	2023	% Change	2024	2023	% Change	2024	2023	% Change
Chemicals	517	481	7%	$2,142	$1,938	11%	$4,143	$4,029	3%
Agricultural and Food Products	347	348	—	1,229	1,228	—	3,542	3,529	—
Automotive	297	290	2	930	905	3	3,131	3,121	—
Minerals	273	273	—	583	554	5	2,136	2,029	5
Forest Products	220	212	4	790	761	4	3,591	3,590	—
Metals and Equipment	202	217	(7)	658	704	(7)	3,257	3,244	—
Fertilizers	142	152	(7)	380	381	—	2,676	2,507	7
Total Merchandise	1,998	1,973	1	6,712	6,471	4	3,359	3,280	2
Intermodal	2,147	2,046	5	1,521	1,508	1	708	737	(4)
Coal	557	563	(1)	1,748	1,864	(6)	3,138	3,311	(5)
Trucking	—	—	—	650	678	(4)	—	—	—
Other	—	—	—	370	456	(19)	—	—	—
Total	4,702	4,582	3%	$11,001	$10,977	—%	$2,340	$2,396	(2)%

CSX Corporation
VOLUME AND REVENUE
Total revenue increased 1% in the third quarter 2024 when compared to third quarter 2023, primarily due to higher merchandise and intermodal volumes as well as pricing gains in merchandise. These increases were partially offset by lower coal revenue, which includes the impact of lower global benchmark rates, as well as lower fuel recovery and decreases in other revenue.

Fuel Surcharge
Fuel surcharge revenue is included in the individual markets and does not include amounts for trucking. Fuel lag is the estimated revenue effect resulting from the difference between highway diesel prices in the quarter and the prices used for fuel surcharge, which are on a two-month lag for non-intermodal traffic.

	Quarters Ended		Nine Months Ended
(Dollars in Millions)	Sep. 30, 2024	Sep. 30, 2023	Sep. 30, 2024	Sep. 30, 2023
Fuel Surcharge Revenue	$245	$266	$797	$922
Fuel Lag Favorable (Unfavorable)	$10	$(32)	$33	$37

Merchandise Volume
Chemicals - Increased due to higher shipments of plastics, crude oil, natural gas liquids and other industrial chemicals.

Agricultural and Food Products - Increased due to higher shipments of domestic and export grain, as well as higher ethanol shipments.

Automotive - Decreased due to lower North American vehicle production.

Minerals - Increased primarily due to higher shipments of cement.

Forest Products - Increased due to higher shipments of pulpboard and paper.

Metals and Equipment - Decreased primarily due to lower steel and scrap shipments.

Fertilizers - Decreased primarily due to declines in long-haul phosphates shipments.
Intermodal Volume
Intermodal volume increased due to international shipments driven by higher east coast port volumes. Domestic shipments were relatively flat as increased transcontinental shipments were offset by the impacts of a continued soft trucking environment.
Coal Volume
Export coal increased due to higher shipments of thermal and metallurgical coal. Domestic coal decreased primarily due to lower shipments of coal to utility plants, as well as lower shipments to river and lake terminals.

	Quarters Ended			Nine Months Ended
(Millions of Tons)	Sep. 30, 2024	Sep. 30, 2023	Change	Sep. 30, 2024	Sep. 30, 2023	Change
Coal Tonnage
Domestic	10.2	11.6	(12)%	29.3	34.1	(14)%
Export	11.1	10.1	10	33.3	29.2	14
Total Coal	21.3	21.7	(2)%	62.6	63.3	(1)%
Trucking Revenue
Trucking revenue decreased $4 million versus the prior year due to lower fuel and capacity surcharges.
Other Revenue
Other revenue was $19 million lower, primarily resulting from lower carload demurrage and other items.

CSX Corporation
EXPENSE
Expenses of $2.3 billion decreased $36 million, or 2%, in third quarter 2024 when compared to third quarter 2023.
Labor and Fringe expense increased $45 million due to the following:
•An increase of $25 million was driven by inflation.
•Other items increased $20 million, including the impact of higher headcount.
Purchased Services and Other expense decreased $25 million due to the following:
•A decrease of $26 million was due to lower casualty-related costs and favorable inventory adjustments.
•All other net costs increased $1 million as inflation was partially offset by efficiency savings and other items.
Depreciation and Amortization expense increased $13 million as a result of a larger asset base.
Fuel costs decreased $73 million as a result of a 17% decrease in locomotive fuel prices and improved efficiency.
Equipment and Other Rents expense decreased $3 million due to several non-significant items.
Gains/Losses on Property Dispositions decreased to a $1 million loss from a $6 million gain in the prior year.

Employee Counts (Estimated)

	Quarters Ended			Nine Months Ended
	Sep. 30, 2024	Sep. 30, 2023	Change	Sep. 30, 2024	Sep. 30, 2023	Change
Average	23,316	22,884	432	23,337	22,732	605
Ending	23,355	23,023	332	23,355	23,023	332

Fuel Expense

	Quarters Ended		Nine Months Ended
(Dollars and Gallons in Millions, Except Price Per Gallon)	Sep. 30, 2024	Sep. 30, 2023	Sep. 30, 2024	Sep. 30, 2023
Estimated Locomotive Fuel Consumption (Gallons)	90.9	99.8	281.3	292.2
Price per Gallon (Dollars)	$2.52	$3.02	$2.68	$2.98
Total Locomotive Fuel Expense	$229	$301	$754	$871
Non-Locomotive Fuel Expense	47	48	148	154
Total Fuel Expense	$276	$349	$902	$1,025

CSX Corporation
OPERATING STATISTICS (Estimated)
In the third quarter of 2024, velocity increased by 6% while dwell increased by 7% versus prior year. Carload trip plan performance and intermodal trip plan performance decreased by 2%. The Company continues to focus on operational improvements and executing the operating plan to deliver safe, reliable and efficient service to customers.

While the personal injury frequency increased in third quarter 2024 compared to the prior year, the FRA train accident rate decreased. Safety is a top priority at CSX, and the Company is committed to reducing risk and enhancing the overall safety of its employees, customers, and communities in which the Company operates.

	Quarters Ended			Nine Months Ended
	Sep. 30, 2024	Sep. 30, 2023	Improvement / (Deterioration)	Sep. 30, 2024	Sep. 30, 2023	Improvement / (Deterioration)
Operations Performance (a)

Train Velocity (Miles Per Hour)	18.6	17.6	6%	18.3	17.9	2%
Dwell (Hours)	10.3	9.6	(7)%	10.0	9.3	(8)%
Cars Online	126,623	125,318	(1)%	125,839	126,195	—%
On-Time Originations	72%	74%	(3)%	74%	79%	(6)%
On-Time Arrivals	66%	67%	(1)%	67%	72%	(7)%
Carload Trip Plan Performance	80%	82%	(2)%	81%	84%	(4)%
Intermodal Trip Plan Performance	92%	94%	(2)%	94%	95%	(1)%
Fuel Efficiency	0.95	1.06	10%	0.98	1.03	5%

Revenue Ton-Miles (Billions)
Merchandise	32.5	31.3	4%	97.2	95.9	1%
Coal	9.1	9.4	(3)%	27.3	27.8	(2)%
Intermodal	7.2	7.1	1%	21.5	21.0	2%
Total Revenue Ton-Miles	48.8	47.8	2%	146.0	144.7	1%

Total Gross Ton-Miles (Billions)	95.7	94.5	1%	288.3	284.6	1%

Safety (b)
FRA Personal Injury Frequency Index	1.22	1.05	(16)%	1.24	1.02	(22)%
FRA Train Accident Rate	2.92	3.91	25%	3.27	3.78	13%
(a) Beginning second quarter 2023, all operations performance metrics include results from the network acquired from Pan Am. The impact of including Pan Am data was insignificant.
(b) Effective January 1, 2024, safety metrics include results from the Pan Am network. The impact was insignificant.

Certain operating statistics are estimated and can continue to be updated as actuals settle. The methodology for calculating train velocity, dwell, cars online and trip plan performance differs from that used by the Surface Transportation Board. The Company will continue to report these metrics to the Surface Transportation Board using the prescribed methodology.

CSX Corporation
OPERATING STATISTICS (Estimated), continued

Key Performance Measures Definitions
Train Velocity - Average train speed between origin and destination in miles per hour (does not include locals, yard jobs, work trains or passenger trains). Train velocity measures actual train miles and times of a train movement on CSX's network.
Dwell - Average amount of time in hours between car arrival to and departure from the yard.
Cars Online - Average number of active freight rail cars on lines operated by CSX, excluding rail cars that are being repaired, in storage, those that have been sold, or private cars dwelling at a customer location more than one day.
On-Time Originations - Percent of scheduled road trains that depart the origin yard on-time or ahead of schedule.
On-Time Arrivals - Percent of scheduled road trains that arrive at the destination yard on-time to within two hours of scheduled arrival.
Carload Trip Plan Performance - Percent of measured cars (excludes unit trains and other non-scheduled service as well as empty automotive shipments) destined for a customer that complete their scheduled plan at or ahead of the original estimated time of arrival or interchange (as applicable).
Intermodal Trip Plan Performance - Percent of measured containers (excludes port shipments along with empty containers and other non-scheduled service) destined for a customer that complete their scheduled plan at or ahead of the original estimated time of arrival, notification or interchange (as applicable).
Fuel Efficiency - Gallons of locomotive fuel per 1,000 gross ton-miles.
Revenue Ton-Miles (RTM's) - The movement of one revenue-producing ton of freight over a distance of one mile.
Gross Ton-Miles (GTM's) - The movement of one ton of train weight over one mile. GTM's are calculated by multiplying total train weight by distance the train moved. Total train weight is comprised of the weight of the freight cars and their contents.
FRA Personal Injury Frequency Index - Number of FRA-reportable injuries per 200,000 man-hours.
FRA Train Accident Rate - Number of FRA-reportable train accidents per million train-miles.

CSX Corporation
NON-GAAP MEASURES (Unaudited)
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Company also uses certain non-GAAP measures that fall within the meaning of Securities and Exchange Commission Regulation G and Regulation S-K Item 10(e), which may provide users of the financial information with additional meaningful comparison to prior reported results. Non-GAAP measures do not have standardized definitions and are not defined by GAAP. Therefore, the Company’s non-GAAP measures are unlikely to be comparable to similar measures presented by other companies. The presentation of these non-GAAP measures should not be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP. Reconciliations of non-GAAP measures to corresponding GAAP measures are below.

Economic Profit
Management believes Economic Profit (also referred to as CSX Cash Earnings or CCE) provides an additional perspective to investors about financial returns generated by the business by representing a measure showing profit generated over and above the cost of capital used by the business to generate that profit. Economic Profit is designed to incentivize strategic investments that earn more than management’s desired minimum required return and is broadly utilized by management to make investment decisions. Therefore, disclosing Economic Profit on how management performs in this regard provides additional useful information to investors regarding the Company’s performance compared to its goals.
Economic Profit should be considered in addition to, rather than a substitute for, operating income, which is the most directly comparable GAAP measure. Economic Profit is defined by the Company as Gross Cash Earnings (“GCE”) minus the Capital Charge on Gross Operating Assets (“GOA”). Increases in Economic Profit indicate that the Company is effectively allocating capital and rewarding shareholders by generating returns in excess of the incremental cost of capital associated with reinvestment in the business.
GCE is calculated as operating income plus depreciation, amortization and operating lease expense, less unusual items and taxes. The Capital Charge uses a minimum required return multiplied by the GOA. CSX's GOAs include gross properties and other non-cash assets, net of non-interest bearing liabilities. The Company used a 15% tax rate and an 8% required return, for both periods presented, which is consistent with rates used for investment decisions and performance evaluation within those same periods. The tax rate is the approximate equivalent of the Company’s actual income tax expense as a percentage of pre-tax GCE. The required return rate represents management’s desired minimum return on any investment. CSX annually re-evaluates these rates to ensure they accurately represent taxes and a required return in light of internal and external factors and would adjust the rate if the annual review resulted in a preset deviation from the current rates. This focuses the Economic Profit measure on value generated by management instead of external factors, such as legislative tax policy or interest rate volatility.

CSX Corporation
NON-GAAP MEASURES (Unaudited), continued
The following table reconciles operating income (the most directly comparable GAAP measure) to Economic Profit (non-GAAP measure).

	Nine Months Ended
(Dollars in Millions)	Sep. 30, 2024 (a)	Sep. 30, 2023 (a)
Operating Income	$4,139	$4,184
Add: Depreciation, Amortization, and Operating Lease Expense	1,323	1,283
Remove: Unusual Items (b)	—	—
Taxes (c)	(819)	(820)
Gross Cash Earnings or "GCE"	4,643	4,647

Operating Assets
Current Assets (Less Cash and Short-term Investments)	(1,940)	(1,877)
Gross Properties	(51,062)	(49,237)
Other Assets	(4,255)	(3,814)
Operating Liabilities
Non-Interest Bearing Liabilities	10,957	10,699
Gross Operating Assets or "GOA" (d)	(46,300)	(44,229)
Capital Charge (e)	(2,778)	(2,654)
Economic Profit (Non-GAAP) calculated as GCE less Capital Charge	$1,865	$1,993
(a) Reflects adjustment of prior period financial statements as discussed in the notes to the consolidated financial statements on page 6.
(b) Unusual items are defined by management as unique events with greater than $100 million full year operating income impact, consistent with the terms of the Company's long-term incentive plan agreements. There were no unusual items for either period presented.
(c) The tax percentage rate was 15% for both periods presented. This rate is applied to the sum of operating income, depreciation, amortization and operating lease expense, and unusual items.
(d) Gross operating assets reflects an average of the year-to-date quarters reported for each year presented.
(e) The capital charge of 8% for both years is calculated as the minimum return multiplied by gross operating assets. This is an annualized rate equivalent to 2% per quarter.
Free Cash Flow
Management believes that Free Cash Flow ("FCF") is supplemental information useful to investors as it is important in evaluating the Company’s financial performance. More specifically, FCF measures cash generated by the business after reinvestment. This measure represents cash available for both equity and bond investors to be used for dividends, share repurchases or principal reduction on outstanding debt. FCF is calculated by using net cash from operations and adjusting for property additions and proceeds and advances from property dispositions. FCF should be considered in addition to, rather than a substitute for, cash provided by operating activities. The decrease in FCF before dividends from the prior year of $301 million is primarily due to less cash from operating activities and higher property additions. Cash from operating activities in the nine months ended September 30, 2024 includes the impact of $387 million of federal and state tax payments related to the 2023 tax year that were previously postponed under tax relief announcements for those impacted by Hurricane Idalia. Cash from operating activities in the prior year period includes the payment of $238 million for retroactive wages and bonuses with associated taxes related to finalized labor agreements.
The following table reconciles cash provided by operating activities (GAAP measure) to FCF before dividends (non-GAAP measure).

	Nine Months Ended
(Dollars in Millions)	Sep. 30, 2024 (a)	Sep. 30, 2023 (a)
Net Cash Provided by Operating Activities	$3,859	$4,025
Property Additions	(1,691)	(1,571)
Proceeds and Advances from Property Dispositions	50	65
Free Cash Flow or "FCF" (before payment of dividends)	$2,218	$2,519
(a) Reflects adjustment of prior period financial statements as discussed in the notes to the consolidated financial statements on page 6.